Exhibit 10(g)
MERCANTILE MORTGAGE CORPORATION MERCANTILE SAFE-DEPOSIT AND TRUST COMPANY THIRD AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

THIS THIRD AMENDED AND RESTATED INDEMNIFICATION AGREEMENT, (this "Agreement") is made and entered into as of the 19th day of December, 2003, by and between INTERSTATE GENERAL COMPANY L.P., a Delaware publicly traded limited partnership (the "Borrower"), BRANDYWINE INVESTMENT ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership ("Brandywine"), INTERSTATE BUSINESS CORPORATION, a Delaware corporation ("IGC"), BARBARA WILSON, an individual residing in the Commonwealth of Virginia ("B. Wilson") and JAMES J. WILSON, an individual residing in the Commonwealth of Virginia ("J. Wilson").

WHEREAS, the Borrower and Brandywine executed an Indemnification Agreement dated July 26, 1999 (the "Original Indemnification Agreement") in favor of Mercantile Mortgage Corporation ("Lender");

WHEREAS, Lender agreed to issue additional Letters of Credit to Borrower pursuant to that certain Loan Agreement by and between Lender and Borrower dated July 26, 1999, as modified by that certain First Modification Agreement dated as of August 16, 2002 by and among the Lender, Borrower and Brandywine (the "First Modification Agreement") and Borrower, Brandywine and J. Wilson agreed to and executed the Amended and Restated Indemnification Agreement dated as of August 16, 2002 (the "Amended and Restated Indemnification Agreement"), by which Borrower and Brandywine amended the Original Indemnification Agreement and J. Wilson agreed to indemnify Lender pursuant to the same terms and conditions as the Original Indemnification Agreement;

WHEREAS, pursuant to the terms of that certain Second Modification Agreement by and among Borrower, Lender, J. Wilson and Brandywine dated August 29, 2003 (the "Second Modification Agreement"), Lender agreed, inter alia, to increase in the Letter of Credit Facility to a maximum principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) and Borrower, Brandywine and J. Wilson agreed to and executed the Second Amended and Restated Indemnification Agreement dated as of August 29, 2003 (the "Second Amended and Restated Indemnification Agreement"), by which Borrower, Brandywine and J. Wilson amended the Amended and Restated Indemnification Agreement;

WHEREAS, pursuant to the terms and conditions of a certain Third Modification Agreement, dated of even date herewith by and among Borrower, Brandywine, IGC, B. Wilson and J. Wilson (the "Third Modification"), Borrower requested, inter alia, an increase in the loan used for infrastructure improvements (the "Infrastructure Loan") and a working capital loan (the "Working Capital Loan") from Lender;

WHEREAS, Lender has agreed to such requests by Borrower but has required (among other things) IGC, J. Wilson, Brandywine and B. Wilson to execute and deliver an indemnification agreement relating to the letters of credit issued pursuant to the Second Modification Agreement and IGC, Brandywine, J. Wilson and B. Wilson have agreed to do so;

WHEREAS, the Borrower, Brandywine, IGC, J. Wilson and B. Wilson wish to modify certain conditions and terms of the Second Amended and Restated Indemnification Agreement; and

NOW, THEREFORE, the terms and provisions of the Second Amended and Restated Indemnification Agreement are hereby superseded in their entirety and are amended and restated as follows:

In consideration of the increase in the Infrastructure Loan the extension of the Working Capital Loan, and issuance of certain letters of credit in the maximum collective amount of Four Million Five Hundred Thousand Dollars ($4,500,000) as described in that certain Loan Agreement dated July 26, 1999, by and between Mercantile Mortgage Corporation ("Indemnitee") and Interstate General Company L.P., a Delaware limited partnership ("Borrower"), as modified pursuant to that certain First Modification Agreement dated August 16, 2002, that certain Second Modification Agreement dated August 29, 2003, and that certain Third Modification Agreement dated of even date herewith and issued by Mercantile-Safe Deposit and Trust Company in favor of Prince George's County, Maryland, Maryland Department of Transportation State Highway Administration, or other appropriate governmental agency thereof for the account of Borrower (collectively, the "Letters of Credit"), THE UNDERSIGNED INDEMNITORS DO HEREBY JOINTLY AND SEVERALLY AGREE as of the 19th day of December, 2003:

1. To indemnify and save the Indemnitee harmless from any and all loss, liability or reasonable expense incurred by Indemnitee in connection with the Letters of Credit.

2. To reimburse the Indemnitee on its demand the full amount due under that certain Demand Letter of Credit Note dated July 26, 1999, from the Borrower to the Lender, as modified by that certain First Modification to Demand Letter of Credit Note dated as of August 16, 2002 and as further modified by that certain Second Modification to Demand Letter of Credit Note dated August 29, 2003 (collectively, the "Note") in connection with the Letters of Credit, limited only to the extent of funds drawn on the Letters of Credit by the State of Maryland, Prince George's County and/or other local governmental authorities.

3. To cause the Letters of Credit to be terminated and/or replaced in the event that the Indemnitee's loan on the project for which the Letters of Credit have been issued is refinanced with another lender by the Indemnitor or its affiliates. The Indemnitee reserves the right to require that the Letters of Credit be replaced or terminated when the indebtedness is paid in full.

4. To cause all Letters of Credit to be replaced within 10 days of notification by the Indemnitee in the event that Indemnitee does not have a first lien on the property for which the Letters of Credit were issued.

5. It shall be a default under this Indemnification Agreement in the event that the loan on the project for which any Letters of Credit have been issued is in default beyond any applicable cure period.

6. The Indemnitors shall pay and be liable to the Indemnitee for all reasonable expenses incurred or paid by Indemnitee, including actual attorney's fees, incident to the enforcement of any of the provisions hereof or of the Note (to the extent arising out of the Indemnitor's breach of its obligations hereunder or under the Note) and all such expenses shall be added to and be made a part of the principal amount due pursuant hereto or the Note.

7. This Indemnification Agreement shall be binding upon Indemnitors, their successors, transferees and assigns.

8. The terms and conditions of all Letters of Credit are hereby incorporated by reference herein. This Agreement shall remain in full force and effect so long as any Letter of Credit remains outstanding.

9. Notwithstanding anything to the contrary contained herein, Indemnitors shall be deemed fully released from any and all obligations hereunder to the extent such obligations are satisfied by Indemnitors' payment of sums due under the Note (which is hereby incorporated herein by reference).

This Third Amended and Restated Indemnification Agreement is an amendment and restatement of the terms of the Second Amended and Restated Indemnification Agreement. The Borrower, Brandywine, IGC, B. Wilson, and J. Wilson hereby ratify and confirm all of their respective obligations, liabilities and indebtedness under the provisions of the Second Amended and Restated Indemnification Agreement as amended and restated by this Agreement.

IN WITNESS WHEREOF, the Borrower, Brandywine, IGC, B. Wilson and J. Wilson have each caused this Agreement to be executed in their respective names, under their seals and on their behalves by their respective duly authorized representatives the day and year first written above.

WITNESS:	INDEMNITORS:

INTERSTATE GENERAL COMPANY L.P.

By:	Interstate General Management Corporation, its general partner

/s/	By:	/s/ (SEAL)
Mark Augenblick	Name:	James J. Wilson
	Title:	Chairman & CEO of Interstate General Management Corporation, the managing general partner of Interstate General Company L.P.

BRANDYWINE INVESTMENT ASSOCIATES LIMITED PARTNERSHIP

	By:		St. Charles Associates Limited Partnership, its general partner

	By:	Interstate General Company L.P., its general partner

/s/		By:	/s/ (SEAL)
Mark Augenblick		Name:	James J. Wilson
Title:

Chairman & CEO of Interstate General Management Corporation, the managing general partner of Interstate General Company L.P., the general partner of St. Charles Associates Limited Partnership, the general partner of Brandywine Investment Associates Limited Partnership

INTERSTATE BUSINESS CORPORATION

/s/	By:	/s/ (SEAL)
Wendy Getgen	Name:	James M. Wilson
	Title:	President

/s/		/s/
Mark Augenblick		James J. Wilson (SEAL)

/s/		/s/ (SEAL)
Mark Augenblick		Barbara Wilson